UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

EXCELSIOR LASALLE PROPERTY FUND, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road, Stamford, CT,	06905-3039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 352-4400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Excelsior LaSalle Property Fund, Inc. (the “Fund”) was held on June 10, 2011, at 225 High Ridge Road, Stamford, Connecticut (the “Annual Meeting”). Stockholders representing 2,453,832.796 shares, or 59.333%, of the Fund’s Class A Common Stock, $0.01 par value per share (the “Common Stock”), outstanding as of the March 31, 2011 record date were present in person or were represented at the meeting by proxy.

The only proposal submitted to stockholders was a proposal to elect five directors to the board of directors of the Fund, as more fully described in the Fund’s definitive proxy statement for the Annual Meeting previously filed with the Securities and Exchange Commission on April 28, 2011. The five nominees for the board of directors were elected by the requisite plurality of all the votes cast to hold office for the ensuing year and until their successors are elected and duly qualified. The tabulation of votes was as follows:

Director	Votes in Favor	Votes Withheld	Abstentions	Broker Non-Votes
James D. Bowden	441,505.199	2,012,327.597	0	0
Virginia G. Breen	2,426,079.529	27, 753.267	0	0
Jonathan B. Bulkeley	2,424,158.463	29,674.333	0	0
Thomas F. McDevitt	2,424,158.463	29,674.333	0	0
Peter H. Schaff	439,584.134	2,014,248.662	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC.
(Registrant)

By: /s/ James D. Bowden
Name:  James D. Bowden
Title:  Chief Executive Officer

Date: June 17, 2011